UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) April 17, 2012

Diligent Board Member Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39 West 37 St. 8th Floor

New York, NY 10018

(Address of principal executive offices) (Zip Code)

(212) 741-8181

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2012, the stockholders of Diligent Board Member Services, Inc. (the “Company”), approved an amendment to the Company's 2010 Stock Option and Incentive Plan (the "2010 Plan") previously approved by the Company's board of directors (the "Board") on December 15, 2011. The amendment increases, by 2.5 million shares, the number of shares of the Company's common stock available for option grants under the 2010 Plan to 7.5 million shares.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2012, the Company filed with the Secretary of State of Delaware an Amended and Restated Certificate of Incorporation (the "Restated Certificate") which establishes a classified Board consisting of three classes, and a permitted size range for the Company's Board of not fewer than four (4) nor greater than seven (7) directors. The Restated Certificate further authorizes the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range, and authorizes the Board to fill vacancies. A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference. Conforming changes to the Company's bylaws will also be made.

Item 5.07 Submission of Matters to Vote of Security Holders.

At the 2012 Annual Meeting of stockholders of the Company held on April 17, 2012, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2012 Annual Meeting previously filed with the Securities and Exchange Commission on March 14, 2012. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – Election of directors

The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in the years indicated in the table below:

Nominee	End of Term	Votes For	Votes Against	Abstain
Allesandro Sodi	2015	54,006,431	58,900	10,000
Rick Bettle	2013	53,873,301	170,030	26,000
Mark Russell	2014	53,974,601	90,730	10,000
Joseph Carrabino, Jr.	2014	53,838,769	42,900	193,662

Proposal 2 – Ratification of the Audit Committee’s selection of Holtz Rubenstein Reminick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Company stockholders ratified the appointment of Holtz Rubenstein Reminick LLP as the Company’s independent registered public accounting firm for 2011 as set forth below:

For	Against	Abstain	Broker Non-Vote
86,447,849	281,705	12,900	-

Proposal 3 – Establishment of classified board.

Company stockholders approved the proposed amendment to the Company's Certificate of Incorporation establishing a classified board of directors as set forth below:

For	Against	Abstain	Broker Non-Vote
69,183,993	17,545,561	12,900	-

Proposal 4 – Amendment to Certificate of Incorporation to Modify Permitted Range of Size of Board.

Company stockholders approved the proposed amendments to the Company's Certificate of Incorporation reducing the permitted size range for the Company’s Board of Directors, authorizing the Board or the stockholders at an annual meeting to fix from time to time the number of directors within the range and authorizing the Board to fill vacancies as set forth below:

For	Against	Abstain	Broker Non-Vote
75,546,300	11,183,254	12,900	-

Proposal 5 – Amendment of 2010 Stock Option and Incentive Plan.

Company stockholders approved the proposed amendment to the 2010 Stock Option and Incentive Plan increasing the number of shares available for option grants thereunder by 2.5 million to a total of 7.5 million shares as set forth below:

For	Against	Abstain	Broker Non-Vote
77,842,289	8,860,250	39,715	-

Item 8.01 Other Events

The presentations made at the Annual Meeting by the Corporation’s Chairman, David Liptak, and President, Alex Sodi, have been provided to NZX and are available at www.nzx.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILIGENT BOARD MEMBER SERVICES, INC.

Date: April 19, 2012	By: /s/Robert Norton
Robert Norton
General Counsel and Secretary